RBC Capital Markets 2009 MLP Conference November 19, 2009 Danny Oliver, VP – Marketing & Business Development Exhibit 99.1

Statements contained in this presentation that state management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of
1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,”
“should,” “estimates,” and other similar expressions identify forward-looking statements.  It is important to note that actual results could differ materially from those projected in such forward-looking statements.  We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see NuStar Energy L.P.’s and NuStar GP Holdings,
LLC’s respective annual reports on Form 10-K and quarterly reports on Form
10-Q, filed with the Securities and Exchange Commission and available on
NuStar’s websites at www.nustarenergy.com and
www.nustargp.com.
Forward Looking Statements

NuStar Energy L.P. (NYSE: NS) is a
leading publicly traded growth-oriented
partnership with a market capitalization
of around $3.2 billion and an
enterprise value of approximately $5.1
billion
One of the largest independent
petroleum pipeline and terminal
operators in the U.S. and one of the
largest asphalt refiners and marketers
in the U.S.
NuStar GP Holdings, LLC (NYSE:
NSH) holds the 2% general partner
interest, 16.8% of the common units
and incentive distribution rights in
NuStar Energy L.P.
NuStar Overview –
Two Publicly Traded Companies
NS NSH
IPO Date: 4/16/2001 7/19/2006
Unit Price (11/17/09): $53.07 $24.54
Annual Distribution/Unit: $4.26 $1.74
Yield (11/17/09): 8.03% 7.09%
Market Equity Capitalization: $3,195 million $1,044 million
Enterprise Value: $5,108 million $1,043 million
Total Assets (9/30/09): $4,670 million $581 million
Debt/Capitalization (9/30/09): 46.5% n/a
Fortune 500 Ranking: 485 n/a

Asset Stats:
Operations in eight different
countries including the U.S., Mexico,
Netherlands, Netherlands Antilles
(i.e. Caribbean), England, Ireland,
Scotland and Canada
8,417 miles of crude oil and refined
product pipelines
82 terminal facilities and four crude
oil storage tank facilities
Over 91 million barrels of storage
capacity
2 asphalt refineries capable of
processing 104,000 bpd of crude oil
Large and Diverse Geographic Footprint
with Assets in Key Locations

46%
36%
18%
Percentage of Expected 2009
Segment Operating Income
Approximately 82% of NuStar Energy’s segment operating income in 2009 is expected to come from fee-based transportation and storage segments
Remainder of expected 2009 segment operating income relates to margin-based asphalt and fuels marketing segment
Storage: ~46%
Transportation: ~36%
Refined Product Terminals
Crude Oil Storage
Refined Product Pipelines*
Crude Oil Pipelines
Asphalt & Fuels Marketing: ~18%
Asphalt
Fuels Marketing
Product Supply, Wholesale and Fuel Oil
Marketing
Bunkering
Diversified Operations from Three
Business Segments
*  Includes primarily distillates, gasoline, propane, jet fuel, ammonia and other light ends.  Does not include natural gas.

173
104
91
91
85
60
41
39
34
25
24
22
16
12
10
8
8
Independent Liquids Storage Capacity
(Millions of Barrels)
Global Leader in Independent
Liquids Storage
NuStar is the third largest independent liquids terminal operator in the world and second largest in the
U.S.
Completed expansion projects under our $400 million construction program, which contributed around
8.5 million barrels of incremental storage capacity
Of the roughly 91 million barrels of storage capacity, approximately 50 million barrels are crude oil and heavy fuel products, 39 million barrels are refined products and 2 million barrels are biofuels
Source:  Company Websites & Management Presentations

Large Increase in Internal Growth Capital Expected in
2010 that Will Seed the Next Phase of NuStar’s Growth

(Dollars in Millions)
$142
$127
$313
$81
Transportation
Storage
Asphalt & Fuels Marketing
$221
$62
$30
Earlier in 2009, we were cautious on our capital spending given the challenging economic and capital market conditions and we lightened our internal growth program to around $80 million
As markets have improved, our 2009 internal growth program has increased as the year progressed and currently stands at around $127 million
2010 internal growth program is significantly higher at over $300 million and includes projects to:
Build new storage for large creditworthy customers under long-term contracts (i.e. 5 to 8 years)
Develop and improve logistics at key terminals
Expand our pipeline systems in fast-growing regions
Put in place the necessary infrastructure at key terminals to capture incremental ethanol and biofuel volumes
Optimize our asphalt operations
Expand our fuel oil blending and bunkering operations
Develop new crude supply logistics to capitalize on heavy crude oil imbalances

E = Estimate

Commodity prices will continue to be volatile with
large swings expected, which is supportive of
storage
Shortfall in heavy crude oil supply primarily due  to
OPEC cuts and a decline in certain heavy crude oil
production will provide NuStar new crude supply
logistics opportunities to capitalize on heavy oil
imbalances
In response to weak refining margins (due to
narrow crude oil differentials and high inventories
from weak demand), refiners have cut back
production and/or shut down indefinitely
While shut-in refinery capacity and/or lower
refinery runs result in lower pipeline
volumes, the weakness in refined product
margins contribute to a contango market
structure
The move towards more fuel efficient products will
limit demand growth in the U.S. longer-term
Refined product demand growth expected to
be less in the U.S. and primarily
international, mainly the Far East, Middle
East and parts of Latin America
Flatter contango curve, but still contributing
to storage demand
Macro Environment Impact to Storage Segment
2009 storage results should significantly exceed 2008 results primarily due to:
$400 million construction program started in 2006 and
completed in early 2009
Strong demand for storage in key markets and
persistent contango markets that have provided
significantly higher rates on storage contracts up for
renewal
Since approximately 90% of our revenues come from leased
assets, lower throughputs are not expected to have a material impact to NuStar Energy L.P.’s results
Flatter contango market not expected to impact NuStar as we
continue to sign up large, credit worthy customers under long-
term contracts
While we will not see much incremental benefit in 2010 as
NuStar cut 2009 growth capital and the $400 million
construction program has ended, we expect that new internal
growth opportunities will be primarily in storage
Approximately $220 million of the over $300 million of
internal growth projects in 2010 are expected to be in
storage
Should continue to benefit from the move towards fuel
efficiency as we implement infrastructure at certain of our
terminals to handle biofuels
Refined product demand growth outside the U.S. should
benefit companies like NuStar that are developing
international storage opportunities
NuStar’s Storage Segment Expected to Benefit Significantly in 2009
from Completed Projects and  Rate Increases on Renewed Contracts –
Lower Throughputs not Expected to have a Material Impact to Results

Targeting an incremental $30 to $35 million of EBITDA
in 2009 over 2008 as we benefit from a full year’s
contribution primarily from completed projects under our
$400 million construction program and rate increases on
renewed contracts
Of the $30 to $35 million increase in 2009, approximately
25 percent is expected to come from rate increases and 75
percent from completed storage projects
Despite a flatter contango curve, expect to continue to
benefit from storage contract renewals:
18% - 1 Year or Less
30% - 1 to 3 Years
39% - 3 to 5 Years
13% - Greater than 5 Years
Targeting an incremental $18 to $22 million of EBITDA
from storage segment in 2010 compared to 2009
Incremental benefit in 2010 not as high as 2009 due to cut
in growth capital this year
Targeting significantly higher growth capital in 2010, most
of which is storage
St. Eustatius Terminal – 13.0 mm bbls storage capacity
Texas City, TX Terminal – 2.7 mm bbls storage capacity
NuStar - Expect Higher Profits in Storage Segment
in 2009  and 2010

NuStar’s Transportation Segment Should Benefit from
Growth in Product Demand, Although Growth Will be Slower in
the U.S. Than Developing Nations
E = Estimate
10
2009 gasoline demand has been resilient in the
face of a weak economy, however demand for
other refined products continues to be weak
Previously impacted by high prices in 2008
and now impacted by the global recession
Most industry experts are predicting that 2010
product demand should recover slightly as the
economy improves
Experts project world oil demand to
increase 1% to 2%, gasoline demand to
increase by around 1%, distillate demand to
increase by over 3% and jet fuel demand to
increase by around 1%
Refinery utilization is projected to continue
to be low, or in the range of 80% to 85%
Refined product demand growth expected to
be less in the U.S. and primarily
international, mainly the Far East, Middle
East and parts of  Latin America
The move towards more fuel efficient products will
limit demand growth in the U.S. longer-term
Macro Environment Impact to Transportation Segment
2009 transportation results should be equal to or
slightly better than 2008 results despite lower volumes
2009 revenue per barrel expected to be higher than
2008 despite lower volumes due to:
7.6% tariff increase effective July 1, 2009
Sale of pipeline assets with moderate
throughputs, but a low revenue per barrel
Decline in 2009 throughput volumes mainly due to
asset sales, unplanned outages and planned
turnarounds - Less due to economic run cuts
2009 results should also benefit from lower operating
expenses mainly due to lower power costs
Expect NuStar’s throughput volumes to increase
slightly in 2010 compared to 2009, excluding the impact
of the assets sales, and in-line with our view of a
modest economic recovery next year
Recent refinery closures not expected to
materially impact NuStar’s results
While we are currently budgeting the tariff adjustment
to be around 1.5% lower starting July 1, 2010
compared to the July 2009 adjustment, the 2010
calendar year rate should be slightly higher than the
2009 calendar year rate

A tariff increase of 7.6% effective July 1, 2009, lower operating expenses and the start-up of the
East pipeline project in June 2009 should contribute to comparable or slightly better operating income in 2009 versus 2008 despite lower throughputs
Lower throughputs in 2009 have primarily been the result of the sale of pipeline assets, as well as planned turnarounds and unplanned outages at the refineries we serve
Expect to see an uptick in fourth quarter 2009 throughputs compared to the third quarter of 2009, primarily due to a lighter refinery maintenance schedule
NuStar - Expect Stable Profits in Transportation Segment
in 2009 Despite Lower Throughputs
Impact from sale of pipelines :
ConocoPhillips sale of their JV Interest in
the El Paso pipeline to Valero Energy in
2Q08 (~32 mbpd)
NuStar’s sale of the Skelly-Belvieu
pipeline in 4Q08 (~12 mbpd)
NuStar’s sale of the Trans-Texas and
Ardmore-Wynnewood pipelines in 2Q09
(~ 60 mbpd)
Revenue per barrel significantly
higher in 3Q09 primarily due to 7.6%
tariff increase and sale of pipeline
assets with a relatively low revenue
per barrel
E = Estimate
1,034 - 1,054
911
104
1,006
1,001
56
1,112
1,050
43
38
35
11
863
104
930 -
950

Economic run cuts have been a small part of the decline in throughput volumes in 2009 compared to 2008
Most of the 14.8% decline, or 10.4%, has been due to assets sales and turnaround and unplanned outages at the refineries we serve
NuStar - Majority of Throughput Volume Difference 2009 YTD vs. 2008
YTD Has Been Due to Asset Sales, Turnarounds & Unplanned Outages
12
mbpd % Difference
9 months ended 2008 Transportation Throughput Volumes 1,087,490
Asset sales (40,412)        -3.7%
Unplanned Outages (37,663)        -3.5%
Turnarounds (34,492)        -3.2%
Economic run cuts (19,021)        -1.7%
Other (29,703)        -2.7%
9 months ended 2009 Transportation Throughput Volumes 926,199       Total difference (161,291)    -14.83%

One of the largest independent petroleum pipeline and terminal liquids operators in the world
Provides world class pipeline and terminalling services to some of the world’s largest crude oil producers, integrated oil companies, chemical companies, oil traders and refineries
Pipeline and storage businesses are widely considered to somewhat recession resistant
One of the largest asphalt refiners and marketers in the U.S.
Expect to benefit from better-than-historic asphalt margins over the long-term as supply continues to tighten and demand improves
Economic stimulus package expected to provide further growth in U.S. asphalt demand primarily in 2010 and 2011
Committed to investment grade rating and demonstrated access to capital in difficult markets
S&P, Moody’s and Fitch recently revised their outlook to stable from negative
Large and diversified asset footprint in the U.S. and internationally allows for ample acquisition and internal growth opportunities
Capital spending forecast has been increasing as capital markets improve
Over $500 million of internal growth opportunities to grow the business over the next two to three years, of which over $300 million is slated for 2010
Summary

Questions & Answers

2009 Storage Segment EBITDA
Reconciliations

Projected incremental operating income range $     25,500 - 30,500
Plus projected incremental depreciation and
amortization expense 4,500
Projected incremental EBITDA range $     30,000 - 35,000
Projected incremental operating income range $     13,500 - 17,500
Plus projected incremental depreciation and
amortization expense 4,500
Projected incremental EBITDA range $     18,000 - 22,000
The following is a reconciliation of projected incremental operating income to projected incremental EBITDA for the year ended December 31, 2010 for our storage segment:
Storage Segment
Storage Segment
2009 / 2010 Storage Segment EBITDA Reconciliations
(Unaudited, Thousands of Dollars)
EBITDA in the following reconciliations relates to our operating segments or a portion of an operating segment. For purposes of segment reporting we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations excludes any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.
The following is a reconciliation of projected incremental operating income to projected incremental EBITDA for the year ended December 31, 2009 for our storage segment: